KIRKLAND’S REPORTS SECOND QUARTER 2017 RESULTS

NASHVILLE, Tenn. (August 22, 2017) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 26-week periods ended July 29, 2017.
Net sales for the 13 weeks ended July 29, 2017 increased 7.0% to $131.7 million compared with $123.0 million for the 13 weeks ended July 30, 2016. Comparable store sales for the second quarter of fiscal 2017, including e-commerce sales, increased 1.2% compared with a decrease of 4.3% in the prior-year quarter. Kirkland’s opened eight stores and closed three during the second quarter, bringing the total number of stores to 406 at quarter end.
Net sales for the 26 weeks ended July 29, 2017, increased 4.6% to $264.5 million compared with $252.9 million for the 26 weeks ended July 30, 2016. Comparable store sales, including e-commerce, for the 26 weeks ended July 29, 2017 decreased 1.4% compared with a decrease of 1.8% in the prior-year period. Kirkland's opened 16 stores and closed 14 during the 26-week period ended July 29, 2017.
For the 13 weeks ended July 29, 2017, the Company reported a net loss of $3.8 million, or ($0.24) per diluted share compared with a net loss of $3.6 million, or ($0.22) per diluted share, for the 13 weeks ended July 30, 2016. For the 26 weeks ended July 29, 2017, the Company reported a net loss of $5.2 million, or ($0.33) per diluted share compared with a net loss of $2.7 million, or ($0.17) per diluted share, for the 26 weeks ended July 30, 2016.
“Second quarter results were in line with our expectations and we continue to make demonstrable progress on our strategic initiatives to improve our merchandise assortment, optimize our promotional and marketing activity, and advance our overall operational execution," said Mike Madden, Chief Executive Officer. "Sales were driven by better trends in existing stores, new store productivity, and continued momentum at kirklands.com. The merchandise margin was under pressure from our planned assortment adjustments and a promotional retail environment. We maintained disciplined expense control and ended the quarter in a better inventory position.”
“The balance sheet is in great shape, with a strong cash position and no debt outstanding on our revolving credit facility," continued Mr. Madden. "The board has authorized a new share repurchase program, which reflects our long-held policy to use excess cash to enhance shareholder returns. We'll also continue to invest in the business to further strengthen our execution, expand the omni-channel platform, and escalate our brand awareness.”
Fiscal 2017 Outlook
Kirkland’s maintained its fiscal 2017 outlook given on March 10, 2017, which provides for diluted earnings per share in the range of $0.50 to $0.65 for the full year.
This performance outlook is based on current information as of August 22, 2017. The information on which this outlook is based is subject to change, and the Company may update its full year business outlook or any portion thereof at any time for any reason.
Stock Repurchase Plan Authorization
The Board of Directors has authorized a stock repurchase plan providing for the purchase in the aggregate of up to $10 million of the Company's outstanding common stock. Repurchases of shares will be made in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. As of July 29, 2017, the Company had 16.0 million common shares outstanding.

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Investor Conference Call and Web Simulcast
Kirkland’s will hold its earnings call for the second quarter later today at 11:00 a.m. ET. Participating on the call will be Mike Madden, President and Chief Executive Officer, and Nicole Strain, Interim Chief Financial Officer. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Tuesday, August 29, 2017, by dialing (412) 317-0088 and entering the confirmation number, 10111233.
A live webcast of Kirkland’s quarterly conference call will be available online on the Company's Investor Relations Page on August 22, 2017, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.
About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 408 stores in 36 states as well as an e-Commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, possibility of new tax legislation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, the ability to control employment, and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 31, 2017 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13-Week Period Ended	13-Week Period Ended
	July 29, 2017	July 30, 2016
Net sales	$131,683	$123,017
Cost of sales	86,688	80,744
Gross profit	44,995	42,273
Operating expenses:
Operating expenses	44,053	41,873
Depreciation	6,638	6,295
Operating loss	(5,696)	(5,895)
Other (income) expense, net	(68)	14
Loss before income taxes	(5,628)	(5,909)
Income tax benefit	(1,856)	(2,342)
Net loss	$(3,772)	$(3,567)
Loss per share:
Basic	$(0.24)	$(0.22)
Diluted	$(0.24)	$(0.22)
Shares used to calculate loss per share:
Basic	15,974	15,854
Diluted	15,974	15,854

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KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26-Week Period Ended	26-Week Period Ended
	July 29, 2017	July 30, 2016
Net sales	$264,524	$252,928
Cost of sales	171,905	161,118
Gross profit	92,619	91,810
Operating expenses:
Operating expenses	87,558	83,913
Depreciation	13,035	12,268
Operating loss	(7,974)	(4,371)
Other (income) expense, net	(93)	28
Loss before income taxes	(7,881)	(4,399)
Income tax benefit	(2,674)	(1,748)
Net loss	$(5,207)	$(2,651)
Loss per share:
Basic	$(0.33)	$(0.17)
Diluted	$(0.33)	$(0.17)
Shares used to calculate loss per share:
Basic	15,943	15,817
Diluted	15,943	15,817

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KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	July 29, 2017	January 28, 2017	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$48,694	$63,937	$29,581
Inventories, net	73,391	75,447	74,166
Other current assets	19,457	13,656	19,874
Total current assets	141,542	153,040	123,621
Property and equipment, net	111,223	110,870	112,157
Non-current deferred income taxes	1,022	1,198	—
Other assets	6,026	5,038	3,184
Total assets	$259,813	$270,146	$238,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,784	$37,898	$32,384
Income taxes payable	—	6,273	—
Other current liabilities	31,030	30,270	26,446
Total current liabilities	64,814	74,441	58,830
Non-current deferred income taxes	2,172	479	1,784
Deferred rent and other long-term liabilities	63,058	61,413	59,795
Total liabilities	130,044	136,333	120,409
Net shareholders' equity	129,769	133,813	118,553
Total liabilities and shareholders’ equity	$259,813	$270,146	$238,962

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KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	26-Week Period Ended	26-Week Period Ended
	July 29, 2017	July 30, 2016
Net cash (used in) provided by:
Operating activities	$(1,392)	$5,203
Investing activities	(13,830)	(19,629)
Financing activities	(21)	(345)
Cash and cash equivalents:
Net decrease	(15,243)	(14,771)
Beginning of the period	63,937	44,352
End of the period	$48,694	$29,581

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